Exhibit 15 Letter re Unaudited Interim Financial Information





To Northeast Utilities:

We are aware that Northeast Utilities has incorporated by reference in its Registration Statement its Form 10-Q for the quarter ended March 31, 2001, which includes our report dated May 10, 2001 covering the unaudited interim financial information contained therein. Pursuant to Regulation C of the Securities Act of 1933, that report is not considered a part of the registration statement prepared or certified by our firm or a report prepared or certified by our firm within the meaning of Sections 7 and 11 of the Act.





                                              /s/ Arthur Andersen LLP


 Hartford, Connecticut
 June 14, 2001